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                                                                      EXHIBIT 21
                                                                      ----------

                                SUBSIDIARIES OF
                          TOMMY HILFIGER CORPORATION


                                             State or Other Jurisdiction
Name of Subsidiary                        of Incorporation or Organization
------------------                        --------------------------------

Tommy Hilfiger U.S.A., Inc.                       Delaware
Tommy Hilfiger Wholesale, Inc.                    California
Tomcan Investments Inc.                           Delaware
Tommy Hilfiger Canada Inc.                        Canada
Tommy Hilfiger Retail, Inc.                       Delaware
TH Retail, LLC                                    Delaware
Tommy Hilfiger Retail (UK) Company                United Kingdom
Tommy Hilfiger Licensing, Inc.                    Delaware
Tommy Hilfiger Hungary Ltd.                       Hungary
Tommy.com, Inc.                                   Delaware
Tommy Hilfiger E-Services, Inc.                   Delaware
Tommy Hilfiger 485 Fifth, Inc.                    Delaware
Tommy Hilfiger (Eastern Hemisphere) Limited       British Virgin Islands
Tommy Hilfiger (HK) Limited                       Hong Kong
THHK Menswear Limited                             Hong Kong
THHK Womenswear Limited                           Hong Kong
THHK Junior Sportswear Limited                    Hong Kong
THHK Jeanswear Limited                            Hong Kong
THHK Childrenswear Limited                        Hong Kong
Tommy Hilfiger (India) Limited                    British Virgin Islands
Tommy.com Holdings Limited                        British Virgin Islands